SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 12, 2004

COMPUTER SCIENCES CORPORATION
(Exact name of Registrant as specified in its charter)

NEVADA	1-4850	95-2043126
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2100 East Grand Avenue	90245
El Segundo, California	(Zip Code)
(Address of Principal Executive Offices)

Registrant's telephone number, including area code (310) 615-0311

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 12, 2004, the Registrant entered into a definitive agreement to sell its DynCorp International and Dyn Marine units and selected DynCorp Technical Services contracts to The Veritas Capital Fund II, L.P., a Delaware limited partnership with which the Registrant had not previously had any material relationship. The total consideration is $850,000 000, consisting of $775,000,000 in cash, plus $75,000,000 (subject to increase or decrease based on net working capital at the closing) in senior preferred stock of the acquisition entity. The transaction, which is subject to customary regulatory approvals, is expected to be completed during the Registrant's fiscal quarter ending April 1, 2005. A copy of the definitive agreement is attached as Exhibit 10.1 hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

COMPUTER SCIENCES CORPORATION

Dated: December 14, 2004	By /s/ Leon J. Level
Leon J. Level
Vice President and
Chief Financial Officer

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EXHIBIT INDEX

Exhibit

10.1	Purchase Agreement dated as of December 12, 2004 by and among the Registrant, DynCorp, The Veritas Capital Fund II, L.P. and DI Acquisition Corp.

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